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                                                                 EXHIBIT 21.1




ALADDIN SYSTEMS HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

NAME                                        STATE OF INCORPORATION

Aladdin Systems, Inc.                       Delaware

Aladdin Enterprise Solutions, Inc.          Delaware







                                       92
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